United States
Securities and Exchange Commission

Washington, D.C.  20549

_______________________

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 31, 2007

First Busey Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	0-15959	37-1078406
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

201 West Main Street, Urbana, IL	61801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (217) 365-4556

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.     Completion of Acquisition or Disposition of Assets.

On July 31, 2007, pursuant to the previously announced Agreement and Plan of Merger (the “Merger Agreement”) between First Busey Corporation (“First Busey”) and Main Street Trust, Inc. (“Main Street”) dated September 20, 2006, First Busey and Main Street completed a merger of equals transaction in which Main Street merged with and into First Busey, with First Busey as the surviving corporation (the “Merger”).

Pursuant to the Merger Agreement, each share of Main Street common stock outstanding at the effective time of the Merger was converted into the right to receive 1.55 shares of First Busey common stock.  First Busey will deliver approximately 15.6 million shares of First Busey common stock to Main Street’s former stockholders, based on the number of Main Street shares outstanding as of the effective time.

This description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, as amended, incorporated as an exhibit hereto.  A copy of First Busey’s Press Release, dated August 1, 2007, announcing the completion of the Merger, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02                  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal  Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger Agreement, and effective upon the Merger, Douglas C. Mills resigned as the President and Chief Executive Officer of First Busey.  Mr. Mills will continue to serve as the Chairman of First Busey through the 2009 annual meeting of stockholders.  Additionally, effective upon the completion of the Merger, Joseph E. O’Brien and Arthur R. Wyatt resigned as directors of First Busey.

As of the date of the Merger, Messrs. O’Brien and Wyatt each have 18,000 issued and unexercised options under the 2004 First Busey Corporation Stock Option Plan (the “Plan”).  Pursuant to the discretion afforded to the Compensation Committee of the Board of Directors of First Busey (the “Committee”) under the Plan, the Committee has waived the provisions set forth in each of the departing director’s option agreements that call for an automatic termination of options upon the resignation of the directors.

Effective upon the Merger, First Busey appointed Van A. Dukeman as President and Chief Executive Officer of First Busey and Chairman of Busey Bank.  Mr. Dukeman, age 48, served as a Director, President and Chief Executive Officer of Main Street and Main Street Bank, and Director of Main Street’s subsidiary FirsTech.  He served as a Director, Chairman of the Board and Chief Executive Officer of BankIllinois, and Director of The First National Bank of Decatur and FirsTech from 2001 to 2004, and as Director, President and Chief Executive Officer of Main Street and BankIllinois from 2000 to 2001.

Under his employment agreement, Mr. Dukeman will continue to receive his current base salary as well as a performance bonus upon the achievement of certain goals.  Under his employment agreement, Mr. Dukeman is entitled to a severance payment in the event his employment is terminated by First Busey without cause or in the event of a “constructive discharge.” If his employment is terminated within one year of a change of control, or at any time by First Busey or its successor for any reason other than death or disability, Mr. Dukeman would be entitled to receive the greater of $900,000 or three times the severance payment to which he would be entitled. In connection with the Merger, Mr. Dukeman waived change in control benefits under his employment agreement with respect to the Merger.

Effective upon the Merger, First Busey appointed David B. White, Executive Vice President and Chief Operating Officer of First Busey.  Prior to joining First Busey, Mr. White, 55, served as the Executive Vice President and Chief Financial Officer of Main Street and Main Street Bank and served and as a Director of Main Street’s subsidiary, FirsTech.

Under his current employment agreement, Mr. White will continue to receive his current base salary as well as a performance bonus upon the achievement of certain goals.  Under an amendment to Mr. White’s employment agreement, his employment will be extended through the third anniversary of the closing date of the Merger.  In connection with the amendment, Mr. White waived certain “walk away” rights following a change of control of Main Street.  Pursuant to the amendment to his employment agreement, Mr. White will be entitled to a change of control payment if he is terminated without cause or if he is constructively discharged, as defined in his employment agreement, within the 36-month period following the Merger.  Mr. White will also be entitled to a change of control payment if he terminates his employment agreement for any reason during the period beginning on the 18-month anniversary of the closing of the Merger and ending on the 36-month anniversary of the closing, if his employment is terminated because of death or disability during the first 18 months following the Merger or if he terminates his employment during the 12-month period following a change of control (other than the Merger).  Mr. White’s change of control payment is equal to the greater of (a) $350,000 or (b) two times the sum of (1) his most recent annual base salary, plus (2) his most recent performance bonus.

Furthermore, First Busey entered into an Employment Agreement with Lee H. O’Neill (the “O’Neill Agreement”), pursuant to which, upon effectiveness of the Merger, Mr. O’Neill will serve as President and Chief Executive Officer of Busey Bank with an annual base salary of $220,000, a bonus opportunity and other benefits.  Pursuant to the O’Neill Agreement, Mr. O’Neill is entitled to a severance payment if he is terminated without cause or if he is constructively discharged.  Mr. O’Neill is also entitled to a change of control payment if (a) he terminates the O’Neill Agreement within the 18 month period following a change in control or (b) First Busey or its successor terminates the O’Neill Agreement and Mr  O’Neill’s employment either within the 18 month period immediately preceding a change of control or at any time after a change of control.  The O’Neill Agreement also includes a non-competition agreement, among other things.  A copy of the O’Neill Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, the following directors of Main Street were appointed to join Douglas C. Mills, Joseph M. Ambrose, David L. Ikenberry, E. Phillips Knox and V.B. Leister, Jr. as directors of First Busey effective upon the Merger:

Name (age)	Director of Main Street Since	Position with Main Street and Principal Occupation
Van A. Dukeman (Age 48)	1994

Director, President and Chief Executive Officer of Main Street and Main Street Bank & Trust, and Director of FirsTech; Director, Chairman of the Board and Chief Executive Officer of BankIllinois, and Director of The First National Bank of Decatur and FirsTech (2001-2004); Director, President and Chief Executive Officer of Main Street and BankIllinois (2000-2001)

David J. Downey (Age 65)	1992	Director of Main Street; President of The Downey Group, Inc. (estate planning, wealth transfer and executive compensation organization) (1963-present)

Gregory B. Lykins (Age 59)	1994

Director and Chairman of the Board of Main Street and Main Street Bank & Trust, and Director of FirsTech; Director and Vice-Chairman of BankIllinois and Director of The First National Bank of Decatur and FirsTech (2001-2004); Director and Vice Chairman of the Board of Main Street (2000-2001)

August C. Meyer, Jr. (Age 69)	1962	Director of Main Street; President, Midwest Television, Inc. (1976-present)

George T. Shapland (Age 76)	1994	Director of Main Street; President, Shapland Management Co. (a real estate management company) (1990-present)

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As set forth in the Merger Agreement, First Busey adopted an amendment to its Articles of Incorporation in connection with the Merger to increase the number of authorized shares of First Busey from 40 million to 60 million. The amendment to First Busey’s Articles of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(a)        Financial Statements of Business Acquired

First Busey intends to provide the financial statements of Main Street for the periods specified in Rule 3-05 of
Regulation S-X under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(a)(4) of this Form 8-K.

(b)        Pro Forma Financial Information

First Busey intends to provide the pro forma financial information required by Article 11 of Regulation S-X under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(b)(2) of this Form 8-K.

(d)        Exhibits

2.1

Agreement and Plan of Merger between First Busey Corporation and Main Street Trust, Inc. dated September 20, 2006 (incorporated by reference from Current Report on Form 8-K filed on September 21, 2006).

3.1	Amendment to Articles of Incorporation

10.1	Employment Agreement between First Busey and Lee O’Neill, dated as of July 31, 2007

99.1	Press release dated August 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2007	First Busey Corporation

	By:	/s/ Van A. Dukeman
	Name:	Van A. Dukeman
	Title:	President and Chief Executive Officer